Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES AN ADDITIONAL $20 MILLION IN LIQUIDITY

ATLANTA – March 17, 2014 – BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today announced that it has entered into an amendment to its U.S. revolving credit agreement with a syndicate of banks led by Wells Fargo Bank, N.A. to improve liquidity and provide up to an additional $20 million in availability for strategic growth plans. The amended credit facility provides for up to an additional $20 million in borrowing capacity for a period up to 180 days from the effective date. The initial funds drawn at closing of $20 million were used to pay down the existing asset-based revolving credit facility.

“This amendment to our U.S. revolving credit facility is a testament to the confidence our banking partners have in BlueLinx,” said Mitch Lewis, President and Chief Executive Officer. “The amended facility further enhances our current capital structure and gives us increased working capital flexibility to capture the broadening opportunities in our end-use markets while we continue to evaluate additional options to enhance our long-term capital structure.  We appreciate the continued support provided by Wells Fargo Bank, N.A. and the lender group and look forward to continuing our relationship with all the institutions involved,” continued Mr. Lewis.

Further details concerning the amendment are contained in the Company’s Current Report on Form 8-K, which has been filed with the Securities and Exchange Commission.

About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing over 1,700 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its current network of 50 distribution centers.  BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx Revolving Credit Agreement Amendment

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability and our outlook on the housing industry and our guidance regarding anticipated financial results.  All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; the ability to achieve greater operating efficiencies as a result of the restructuring; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 4, 2014 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

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